As filed with the Securities and Exchange Commission on February 2, 2006 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	8742
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)

01-0666114

(I.R.S. Employer

Identification No.)

550 West Van Buren Street

Chicago, Illinois 60607

(312) 583-8700

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Natalia Delgado

General Counsel and Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

Chicago, Illinois 60607

(312) 583-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Hermsen, Esq. Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600	Herbert S. Wander, Esq. Adam R. Klein, Esq. Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661 (312) 902-5200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. :

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-130951

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. :

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. :

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.:

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	31,740,000.00	3,396.18

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-130951) filed by Huron Consulting Group Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on January 11, 2006, as amended, which was declared effective by the Commission on February 2, 2006, are incorporated herein by reference.

CERTIFICATION

The Registrant hereby authorizes the Commission to deduct the $3,396.18 registration fee for the additional shares of common stock being registered hereby from available unrestricted funds previously deposited by the Registrant in the Commission’s lockbox at Mellon Bank. In the event such funds are not available for any reason, the Registrant hereby certifies to the Commission that it will instruct its bank to wire, to the lockbox of the Commission at Mellon Bank, the registration fee for the additional shares of common stock being registered hereby as soon as practicable (but in no event later than the close of business on February 3, 2006); that it will not revoke such instructions; and that it has sufficient funds in the relevant account to cover the amount of the filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois on February 2, 2006.

HURON CONSULTING GROUP INC.

By:	/s/ Gary L. Burge
Name: Title:	Gary L. Burge Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on February 2, 2006.

Signature	Title

* Gary E. Holdren	Chairman and Chief Executive Officer (Principal Executive Officer)

* George E. Massaro	Vice Chairman

* Gary L. Burge	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* DuBose Ausley	Director

* James D. Edwards	Director

* John McCartney	Director

* John S. Moody	Director

*	/s/ Natalia Delgado
Natalia Delgado, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description	Page
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit No. 5.1)

24.1	Powers of Attorney (contained on the signature page of, and exhibit number 24.1 to, Registration Statement No. 333-130951).